As filed with the Securities and Exchange Commission on April 7, 2010
Registration No. 333- 157491

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHURCH & DWIGHT CO., INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	13-4996950 (I.R.S. Employer Identification No.)

469 North Harrison Street
Princeton, NJ  08543-5297
(609) 683-5900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Susan E. Goldy
Executive Vice President, General Counsel and Secretary
Church & Dwight Co., Inc.
469 North Harrison Street
Princeton, NJ  08543-5297
(609) 683-5900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alan Singer
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public:  Not applicable.  This Post-Effective Amendment is filed to deregister all securities covered by this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

The registrant was no longer eligible to use Form S-3 on February 24, 2010, the date upon which this registration statement would be deemed to be updated for purposes of Section 10(a)(3) of the Securities Act as a result of the registrant’s filing of its Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”).  At the time of the filing of the 2009 Form 10-K, the registrant no longer met the requirement under General Instruction I.A.3(b) of Form  S-3 that it has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of a month immediately preceding the filing.  The failure to meet this requirement was due solely to the filing, one day after the applicable filing deadline, of a Current Report on Form 8-K to report the retirement of a director.  The report was filed on March 17, 2009.

Therefore, this Post-Effective Amendment No. 1 is being filed to remove from registration all securities registered under this registration statement. The registrant has not sold any securities pursuant to this registration statement.

The registrant again became eligible to use Form S-3 on April 1, 2010 and may file a new registration statement on Form S-3 in the future.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on April 7, 2010.

CHURCH & DWIGHT CO., INC.
By:	/s/ Matthew T. Farrell
Executive Vice President Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
*	Director	April 7, 2010
T. Rosie Albright
*	Chairman, Chief Executive Officer and Director (principal executive officer)	April 7, 2010
James R. Craigie
*	Director	April 7, 2010
Robert A. Davies, III
*	Director	April 7, 2010
Rosina B. Dixon
*	Director	April 7, 2010
Bradley C. Irwin
*	Director	April 7, 2010
J. Richard Leaman, Jr.
Director
Jeffrey A. Levick
*	Director	April 7, 2010
Robert D. LeBlanc
*	Director	April 7, 2010
Ravi K. Saligram
*	Director	April 7, 2010
Robert K. Shearer
*	Director	April 7, 2010
Art Winkleblack
/s/ Matthew T. Farrell	Executive Vice President and Chief Financial Officer (principal financial officer)	April 7, 2010
Matthew T. Farrell
/s/ Steven J. Katz	Vice President and Controller (principal accounting officer)	April 7, 2010
Steven J. Katz

*By:	/s/ Matthew T. Farrell
Matthew T. Farrell, as attorney-in-fact pursuant to powers of attorney previously filed as part of this registration statement